                                                                 EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -----------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)_________

                            -----------------------

                             RELIANCE TRUST COMPANY
              (Exact name of trustee as specified in its charter)

            GEORGIA                                       58-1428624
(Jurisdiction of incorporation                         (I.R.S. Employer
if not a U.S. national bank                           Identification No.)

      3384 Peachtree Road
          Suite 900                                          30326
      Atlanta, GA 30326                                    (Zip Code)
      (Address of principal
        executive offices)


                            -----------------------

                           REPTRON ELECTRONICS, INC.
              (Exact name of obligor as specified in its charter)


            FLORIDA                                        38-2081116
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


      14401 McCormick Drive                                  33626
        Tampa, Florida                                    (Zip Code)
     (Address of principal
       executive offices)


                  __% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                      (Title of the indenture securities)

                                    GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Georgia Department of Banking and Finance
           2990 Brandywine Road
           Suite 200
           Atlanta, GA 30341-5565

     (b)   Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     Reptron Electronics, Inc. is currently not in default under any of its outstanding securities for which Reliance Trust Company is Trustee. Accordingly, responses to Items, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15 of Form T-1 are not required under Section B of the General Instructions.

16.    List of Exhibits

         T-1.1 Articles of Incorporation of Reliance Trust Company, as amended.

         T-1.2      Included in Exhibit T-1.1.

         T-1.3 Certification by State of Georgia Department of Banking and Finance that Reliance Trust Company is approved to exercise trust powers.

         T-1.4      Bylaws of Reliance Trust Company.

         T-1.6 The consent of Reliance Trust Company required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7 A copy of the latest report of condition of Reliance Trust Company pursuant to law or the requirements of its supervising or examining authority.


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Reliance Trust Company, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the ___ day of August, 1997.



RELIANCE TRUST COMPANY, Trustee



BY:
   -------------------------------
          Susan Adams
          Senior Vice President

                                                                   Exhibit T-1.1



STATE OF GEORGIA

COUNTY OF DeKALB



                                ARTICLES OF AMENDMENT

                                         OF

                               RELIANCE TRUST COMPANY

                                 AS OF JULY 25, 1985


                                         I.

        The name of the bank and trust company is RELIANCE TRUST COMPANY.

                                         II.

        The county in which RELIANCE TRUST COMPANY'S registered office is located is DeKalb County, Georgia. The office is in an unincorporated area of DeKalb County, but Atlanta is used as the city in its post office address.

                                        III.

        RELIANCE TRUST COMPANY was incorporated with banking and trust powers.

                                         IV.

        On July 26, 1985, at 12:00 noon at 3295 Northcrest Road, N.E., Atlanta, DeKalb County, Georgia 30340, a meeting of the shareholders of RELIANCE TRUST COMPANY was held at which the Amendment set forth below approving the Amended and Restated Articles of Incorporation of RELIANCE TRUST COMPANY was adopted. The meeting was held pursuant to written notice by first class mail mailed to the shareholders at the last known address of each person or corporation on July 12, 1985, which notice set forth the place, day and hour of the meeting and contained a summary of the directors' resolution approving the Amendment.

                                         V.

        194,000 shares of the $3.75 par value common stock were entitled to vote on the Amendment. RELIANCE TRUST COMPANY has only one class of stock, accordingly no shares of any other class were entitled to vote as a class.

                                         VI.

        The said Amendment was adopted by the vote of 137,927 shares, being all shares present or represented at the meeting, and constituting more than a majority of all the shares entitled to vote thereon.

                                        VII.

        The Amendment adopted by the bank and trust company is as follows:

        RESOLVED, that the Articles of Incorporation be amended so that they shall conform in all respects to the Amended and Restated Articles of Incorporation of RELIANCE TRUST COMPANY, a copy of which is attached hereto and incorporated herein by this reference.

A copy of the Amended and Restated Articles of Incorporation of RELIANCE TRUST COMPANY, referred to in the Amendment, is attached to these Articles of Amendment and incorporated herein by this reference.

        IN WITNESS WHEREOF, RELIANCE TRUST COMPANY has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 26th day of July, 1985.

                                        RELIANCE TRUST COMPANY



                                        By: /s/ A. J. Braswell
                                           ------------------------------
                                           A. J. Braswell, President


                                                (Corporate Seal)


Attest:

/s/ W. Ray Walker
---------------------------
W. Ray Walker, Secretary

                                AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION OF

                               RELIANCE TRUST COMPANY

                                 AS OF JULY 26, 1985


                                         I.

                     The name of the bank and trust company is:

                               RELIANCE TRUST COMPANY


                                         II.

        The county in which Reliance Trust Company is to be located is DeKalb County, Georgia.


                                        III.

        The initial registered office of Reliance Trust Company shall be at 3295 Northcrest Road, N.E., Atlanta, DeKalb County, Georgia 30340.


                                         IV.

        Reliance Trust Company is incorporated under the provisions of the Financial Institutions Code of Georgia (Acts 1974, pp. 705, et. seq.), as a bank and trust company for the following purposes:

        To receive money or commercial paper for deposit, and provide by its rules or by agreement for the terms of withdrawal and interest thereon; to act as an agent to collect checks, drafts and other items of commercial paper and in exercising this power to become a member of a clearinghouse and grant security interests in its assets for its qualification therein; to lend money and discount or purchase evidence of indebtedness and agreements for the payment of money, and to take security title to security interests in real or personal property to secure obligations owing thereunder; to service loans made by it or by others whether or not held by the bank and trust company; to issue, advise and confirm letters of credit authorizing the beneficiaries thereof to draw upon the bank and trust company or its correspondents; to receive money for transmission; to buy and sell exchange, coin and bullion; and to provide third party payments services; and to provide a full line of trust services to the general public, including without limitation, services as fiduciary, investment advisor, custodian of property, agent or attorney-in-fact, registrar or transfer agent of securities, fiscal agent of the United States, state or a public body thereof, a corporation or a person, treasurer of a public body or of a non-profit corporation.

        IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a bank and trust company organized under the Financial Institutions Code of Georgia may now or hereafter lawfully do, the bank and trust company shall have power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the bank and trust company or to enhance the value of its properties; and in general to do any and all things and exercise any or all powers, rights, and privileges which a bank and trust company may now or hereafter be authorized to do or to exercise under the Financial Institutions Code of Georgia or under any act amendatory thereof, supplemental thereto or substituted therefor.

        The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration or specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation. Notwithstanding the foregoing, the purposes and powers shall be exercisable by the bank and trust company only to the extent authorized by the Georgia Department of Banking and Finance.

                                         V.

        The bank and trust company shall have perpetual duration.

                                         VI.

        The bank and trust company shall have authority to issue one million shares of common stock of Three and Seventy-Five/Hundredths Dollars ($3.75) par value.

                                        VII.

        The shareholders of the common stock of RELIANCE TRUST COMPANY shall have no preemptive rights to acquire or have offered to them shares, option rights, or securities having conversion or option rights, of the bank and trust company in proportion to their holdings or shares of such class.

                                        VIII.

        The name and address of the incorporator is as follows:

                A.J. Braswell
                3490 Bowling Green Way
                Doraville, DeKalb County, Georgia 30340

                                         IX.

        The initial Board of Directors shall consist of five (5) members whose name, residence, occupation and citizenship are as follows:

A.J. Braswell
3490 Bowling Green Way          Financial Officer       U.S.A. Citizen
Doraville, Georgia 30340

Robert J. Wilson
361 Regal Drive                 Financial Officer       U.S.A. Citizen
Lawrenceville, Georgia 30245

Robert F. Cook
730 Arden Close, N.W.           Attorney                U.S.A. Citizen
Atlanta, Georgia 30327

Roy J. Alewine
3371 Casa Linda Drive           Insurance Broker        U.S.A. Citizen
Decatur, Georgia 30032

Dr. Donald V. Davis
4060 Highway 20, N.W.           Minister/Professor      U.S.A. Citizen
Conyers, Georgia 30207

        IN WITNESS WHEREOF, the undersigned executes these Amended and Restated Articles of Incorporation this 26th day of July, 1985.

                                        RELIANCE TRUST COMPANY



                                                /s/ A. J. BRASWELL
                                        by: ---------------------------------
                                                A. J. Braswell, President



                                                     /s/ W. RAY WALKER
                                        Attest: -----------------------------
                                                     W. Ray Walker, Secretary

                                                     (Corporate Seal)




Parker, Johnson, Cook & Dunlevie
1275 Peachtree Street, N.B.
Suite 700
Atlanta, Georgia  30340
404-872-7000


6-B-218

                                                                 Exhibit T-1.3


                                  STATE OF GEORGIA

         [DEPARTMENT OF BANKING AND FINANCE - 1972 - STATE OF GEORGIA SEAL]




                               This is to certify that

                               RELIANCE TRUST COMPANY

                           ATLANTA, DEKALB COUNTY, GEORGIA

is a state trust company, approved to exercise trust powers, operating under

Articles of Incorporation (Charter) granted by this State on February 11, 1981,

and since amended numerous times by the Secretary of State of Georgia. It is validly existing at the present time.


This the 14th day of July, 1995.



                                                /s/ Georgia G. High
                                                -----------------------------
                                                Georgia G. High, CFE
                                                Assistant Deputy Commissioner

                                                                   Exhibit T-1.4

                                       BYLAWS
                               RELIANCE TRUST COMPANY

                                      ARTICLE I

Meetings of Shareholders

     Section 1.1  Annual Meeting.

     The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at such place within or without the State of Georgia as shall be fixed by the Board of Directors, at 10:00 a.m. on the third Thursday in April of each year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days prior and not more than 50 days before the meeting, addressed to each shareholder of record at his address appearing on the books of the Trust Company. If, for any cause, an election of directors is not made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practical, according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

     Section 1.2  Special Meetings.

     Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by any one or more shareholders owning, in aggregate, not less than twenty-five percent (25%) of the outstanding stock of the Trust Company. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 50 days prior to the date of the meeting, to each shareholder at the address appearing on the books of the Trust Company and a notice stating the purpose of the meeting.

     Section 1.3  Shareholders of Record.

     For the purpose of determining shareholders entitled to notice and vote at any meeting of shareholders or entitled to receive payment of dividend, the Board of Directors may provide that the stock transfer books may be closed for a period not to exceed 50 days and for notice or vote at a meeting no less than ten days before such meeting.

     Section 1.4  Nominations of Director.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Trust Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Trust Company, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer of the Trust Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chief Executive Officer of the Trust Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Such notification shall contain the following information to the extent known to the notifying shareholder:

        - The name and address of each proposed nominee.

        - The principal occupation of each proposed nominee.

        - The total number of shares of capital stock of the Trust Company that will be voted for each proposed nominee.

        - The name and residence address of the notifying shareholder.

        - The number of shares of capital stock of the Trust Company owned by the notifying shareholder.

Section 1.5  Judges of Election.

Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the Secretary, a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.6  Proxies.

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Trust Company shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

Section 1.7  Quorum.

A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law.

                                     ARTICLE II

Directors

        Section 2.1 Board of Directors.

        The Board of Directors (Board) shall have the power to manage and administer the business and affairs of the Trust Company. Except as expressly limited by law, all corporate powers of the Trust Company shall be vested in and may be exercised by the Board.

        Section 2.2 Number.

        The Board shall consist of not less than five nor more than twenty-five directors, the exact number within such minimum and maximum limits to be filed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which:

                (1) exceeds by more than two the number of directors last
                    elected by shareholders where the number was 15 or less; and

                (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

        Section 2.3 Organization Meeting.

        The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Trust Company to organize the new Board and elect and appoint officers of the Trust Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practical, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

        Section 2.4 Regular Meetings.

        The regular meetings of the Board of Directors shall be held, without notice, on the third Thursday of every month at the main office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.


1/97                                         3

        Section 2.5 Special Meetings.

        Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Trust Company, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

        Section 2.6 Quorum.

        A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

        Section 2.7 Vacancies.

        When any vacancy occurs among the directors, the remaining members of the Board, according to the laws of the State of Georgia, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.


                                     ARTICLE III

Committees of the Board

        Section 3.1 Audit Committee.

        There shall be a standing committee of this Trust Company known as the Audit Committee, appointed annually by the Board of Directors. The Committee shall consist of two or more members of the Board, none of whom shall be active officers of the Trust Company. The duties of this Committee shall be to make suitable examinations of the affairs of the Trust Company or to cause suitable examinations to be made by auditors responsible only to the Board of Directors; such examinations to be made at lease once each calendar year and within fifteen months of the last audit. The results of such audits shall be reported to the Board at the regular meeting thereafter, stating:

                1. Whether adequate internal audit controls and procedures are being maintained.

                2. Whether the Trust Company is being operated in accordance with law, regulations and sound fiduciary principles.

                3. The adequacy of policies, practices and controls employed to effect compliance and enforce correction of any violations, deficiencies or weakness.


1/97                                            4

                4. Whether exceptions, weaknesses or deficiencies noted in the last Department of Banking and Finance report have been corrected and reported.

                5. Whether all exceptions, weaknesses or deficiencies noted by internal or external auditors have been corrected.

        The Committee at its option may elect to accept in lieu of its own examination an Auditor's Report by the audit staff of Reliance Trust Company of a continuous audit made under a schedule approved by the Committee with quarterly reports of said continuous audit submitted to the Board by the Committee at each regularly scheduled meeting. In following the provisions of this paragraph, the Committee shall be deemed in full compliance with the requirements of this section.

        Section 3.2  Other Committees

        The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and such powers as the Board may determine.


                                     ARTICLE IV

Officers and Employees

        Section 4.1  Chairman of the Board

        The Board of Directors shall appoint one of its members to be the Chairman of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these bylaws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

        Section 4.2  Chief Executive Officer

        The Board of Directors shall appoint one of its members to be the Chief Executive Officer of the Trust Company. In the absence of the Chairman, the Chief Executive Officer shall preside at any meeting of the Board. The Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of Chief Executive Officer, or imposed by these bylaws. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.3 President.

The Board of Directors shall appoint one of its members to be President of the Trust Company. In the absence of the Chief Executive Officer, the President shall preside at any meeting of the Board. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.4 Executive Vice President.

The Board of Directors may appoint one or more executive vice presidents. Each executive vice president shall have such powers and duties as may be assigned by the Board of Directors. One executive vice president shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the president.

Section 4.5 Secretary.

The Board of Directors shall appoint a secretary or other designated officer who shall be Secretary of the Board and of the Trust Company, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the Trust Company; shall provide for the keeping of proper records of all transactions of the Trust Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 4.6 Other Officers.

The Board of Directors may appoint one or more senior vice presidents, vice presidents, and assistant vice presidents, one or more trust officers, one or more assistant secretaries, and such other offices and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Trust Company. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 4.7 Tenure of Office.

All officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of the Chief Executive Officer and President shall be filled promptly by the Board of Directors.

                                      ARTICLE V

Fiduciary Activities


     Section 5.1 Fiduciary Direction.


     The Board of Directors shall designate officers of the Trust Company to manage, supervise and direct all fiduciary activities of the Trust Company. Such persons shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the Trust Company in accordance with provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The designated officers shall be responsible for all assets and documents held by the Trust Company in connection with fiduciary matters.

     Section 5.2 Records.


     There shall be maintained files of all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 5.3 Trust Investments.


     Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Trust Company a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate facsimile may invest under local law.


                                     ARTICLE VI

Stock and Stock Certificates


     Section 6.1 Transfers.


     Shares of stock shall be transferable on the books of the Trust Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder in such shares.

     Section 6.2 Stock Certificates.


     Certificates of stock shall bear the signature of the Chief Executive Officer (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the

        Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the Trust Company shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Trust Company properly endorsed.


                                     ARTICLE VII

Corporate Seal

        Section 7.1  Form of Seal.

        The seal of the Trust Company shall be circular with the name of Reliance Trust Company entered around the margin and with the city of the Trust Company's home office entered in the center thereof. Any recognizable form of such seal whether in the form of an impression, a wafer, facsimile or otherwise is authorized wherever the seal of the Trust Company may or is required to be used.

        Section 7.2  Use of Seal.

        Any officer of the Trust Company shall have the power to attest and affix the seal of the Trust Company to any such notes, deeds, leases, contracts, agreements, conveyances, trust indentures, or other instruments or documents.



                                    ARTICLE VIII

Miscellaneous Provisions

        Section 8.1  Fiscal Year.

        The fiscal year of the Trust Company shall be the calendar year.

        Section 8.2  Execution of Instruments.

        Any officer of the Trust Company is empowered to execute in the name of and on behalf of the Trust Company notes, deeds, leases, contracts, agreements, conveyances, trust indenture, or any other instrument or document that may be deemed necessary and proper for the conduct of the business of the Trust Company in any capacity in which the Trust Company may be acting, whether for itself or as executor, administrator, guardian, trustee or in any other fiduciary, agency or representative capacity and including, without limitation on the foregoing, the execution of documents to:

                (a) cancel or satisfy contracts, security agreements, and deeds of trust;

                (b) surrender notes, bonds or other evidences of indebtedness and accept payments thereof;

                (c) sell, assign, transfer and convey stocks, bonds, real estate, evidences of indebtedness or any interest therein, participations and all other securities corporate or otherwise, including rights and options to acquire or sell the same, and request payment or reissue of any and all United States securities of any description registered on the books of the Treasury Department or registered securities with respect to which the Treasury Department acts as transfer agent, all as may be now or hereafter held by the Trust Company in any capacity;

                (d) make or give any declaration, affidavit, certification, oath or other statement required or requested by any other party to any business transaction by the Trust Company, or required, permitted or made necessary by any statute, rule, regulations or order.

        Section 8.3 Records

        The Articles of Association, the bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as secretary of the meeting.


                                     ARTICLE IX

Bylaws

        Section 9.1 Inspection.

        A copy of the bylaws, with all amendments, shall at all times be kept in an convenient place at the main office of the Trust Company, and shall be open for inspection to all shareholders during business hours.

        Section 9.2 Amendments.

        Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors.

                                                                 EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.


                             Reliance Trust Company
                        3384 Peachtree Road, Suite 900
                               Atlanta, GA 30326


August 1, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations set forth therein, Reliance Trust Company ("Reliance") hereby consents that reports of examinations of Reliance by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


RELIANCE TRUST COMPANY


By:    /s/ SUSAN ADAMS
   --------------------------
       Susan Adams
       Senior Vice President

                                                                   EXHIBIT T-1-7

                               RELIANCE TRUST COMPANY
                          STATEMENTS OF FINANCIAL CONDITION
                       Years ended December 31, 1996 and 1995

I, Deborah D. George, Vice President & Comptroller of the Reliance Trust Company do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Deborah D. George, Vice President & Comptroller

August 1, 1997

                                 F I N A N C I A L S
------------------------------------------------------------------------------

                               RELIANCE TRUST COMPANY
                          STATEMENTS OF FINANCIAL CONDITION



                                                        DECEMBER 31
                                                    1996           1995
                                                ----------------------------
ASSETS
Cash and cash equivalents                       $  122,220      $  546,805
Investment securities held to maturity
  (fair value $393,252 and $402,876 at
  December 31, 1996 and 1995,
  respectively) (Note 3)                           408,560         411,002
Investment securities available for sale           690,830         703,098
Accrued income receivable                        1,011,747         769,836
Prepaid expenses                                   177,051         189,446
Notes receivable                                    60,836          37,246
Premises and equipment, net (Note 4)             1,031,705         984,158
Intangible assets (Note 5)                         654,720               -
Deferred income taxes                               13,803           5,373
Other assets                                        16,881          16,564
                                                ----------------------------
Total assets                                    $4,188,353      $3,663,528
                                                ============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses           $  944,822      $  265,883
Reserve for contingencies (Note 9)                 157,000         348,632
Obligation under capital lease                     184,969         256,451
                                                ----------------------------
Total liabilities                                1,286,791         870,966

Commitments and contingent liabilities
  (Note 9)

Stockholders' equity (Note 8):

Common stock, $3.75 par value per share;
  authorized 1,000,000 shares; issued and
  outstanding 406,058 and 398,808 shares
  at December 31, 1996 and 1995,
  respectively                                   1,522,718       1,495,530
Additional paid-in capital                       1,241,644       1,185,332
Retained earnings                                  147,835         114,239
Unrealized losses on securities available
  for sale, net of tax of ($5,478) and
  ($1,308) at December 31, 1996 and 1995,
  respectively                                     (10,635)         (2,539)
                                                ----------------------------
Total stockholders' equity                       2,901,562       2,792,562
                                                ----------------------------
Total liabilities and stockholders' equity      $4,188,353      $3,663,528
                                                ============================


See accompanying notes.

                                     FINANCIALS
-----------------------------------------------------------------------------

3. INVESTMENT SECURITIES

   INVESTMENT SECURITIES

   The amortized cost and approximate fair values of securities as shown in the statements of financial condition of the Company at December 31, 1996 and 1995 were as follows:

                                              GROSS           GROSS
                                AMORTIZED    UNREALIZED      UNREALIZED        FAIR
                                  COST         GAINS          LOSSES          VALUE
                                ---------    ----------      ----------        -----
SECURITIES HELD TO MATURITY
December 31, 1996:
U.S. Government securities      $408,560        $ -           $(15,308)       $393,252
                                ========     ========         ========        ========

December 31, 1995:
U.S. Government securities      $411,002        $ -           $( 8,126)       $402,876
                                ========     ========         ========        ========

SECURITIES AVAILABLE FOR SALE
December 31, 1996:
Equity securities               $706,943        $ -           $(16,113)       $690,830
                                ========     ========         ========        ========

December 31, 1995:
Equity securities               $706,943        $ -           $( 3,845)       $703,098
                                ========     ========         ========        ========


Gross losses of $1 were realized on sales of investment securities during the year ended December 31, 1996. Gross gains of $78,050 were realized on sales of investment securities during the year ended December 31, 1995.

The amortized cost and fair value of investment securities as of December 31, 1996 by contractual maturity are shown below.


                        INVESTMENT SECURITIES            INVESTMENT SECURITIES
                         AVAILABLE FOR SALE                HELD TO MATURITY
                      ----------------------------      ---------------------------
                      AMORTIZED COST    FAIR VALUE      AMORTIZED COST   FAIR VALUE
                      --------------    ----------      --------------   ----------
Due in one year
   or less               $706,943       $690,830        $ -              $  -
Due from five
   to ten years               -               -           408,560          393,252
                        ----------      --------        ---------         --------
                         $706,943       $690,830        $408,560          $393,252
                        ==========      ========        =========         ========

                                 F I N A N C I A L S
--------------------------------------------------------------------------------

4.  PREMISES AND EQUIPMENT

    Premises and equipment are summarized as follows:

                                                              DECEMBER 31
                                                          1996           1995
                                                       -------------------------
    Land                                               $   25,000     $   25,000
    Building and improvements                             640,768        582,804
    Furniture, fixtures and equipment, including
      assets acquired under capital lease of
      $502,326, for December 31, 1996 and 1995          1,601,007      1,413,228
    Leasehold improvements                                136,108        131,717
                                                       -------------------------
                                                        2,402,883      2,152,749

    Less accumulated depreciation, including
      accumulated amortization applicable to
      assets acquired under capital lease of
      $371,015 and $309,599 for December 31,
      1996 and 1995, respectively                       1,371,178      1,168,591
                                                       -------------------------
                                                       $1,031,705     $  984,158
                                                       =========================

    Depreciation expense was $274,407 and $268,915 for the years ended December 31, 1996 and 1995, respectively.

5.  INTANGIBLE ASSETS

    During 1996, the Company purchased corporate trust accounts from two separate financial institutions. These investments represent customer relationships and the related trust accounts. The amount paid for these customer lists was recorded as an intangible asset and is being amortized on a straight-line basis over a period of seven years, the anticipated benefit period of the accounts. Amortization in 1996 totaled $47,670. Management periodically evaluates the amortization period to determine whether later events warrant revised estimates of the useful life and value of the unamortized cost.

6.  LEASES

    The Company leases computer and other office equipment under capital leases. The Company also has several operating lease arrangements for office space. Aggregate future minimum lease payments under the capital lease and noncancelable operating leases with remaining terms of one year or more consisted of the following at December 31, 1996:

                                                   CAPITAL      OPERATING
                                                    LEASE        LEASES
                                                 --------------------------
        1997                                       $ 93,948      $ 97,309
        1998                                         93,948        39,360
        1999                                         12,960        39,360
        2000                                          7,642        39,360
        Thereafter                                       --        65,600
                                                   --------      --------
                                                    208,498      $280,989
        Less amounts representing interest          (23,529)     ========
                                                   --------
    Present value of net minimum lease payments    $184,969
                                                   ========

    The Company recorded rental expense under operating leases of $184,800 and $120,700 for the years ended December 31, 1996 and 1995, respectively.

                                 F I N A N C I A L S
--------------------------------------------------------------------------------
7.  LINE OF CREDIT

    During 1996, the Company entered into an agreement with a lending institution to establish a line of credit in the amount of $800,000. This line of credit matures on May 31, 1997 and bears interest at prime. There were no borrowings under this agreement during the year ended December 31, 1996.

8.  INCOME TAXES

    The income tax provision consisted of the following:

                                         YEAR ENDED DECEMBER 31
                                            1996         1995
                                         ----------------------

                             Current      $24,768     $ 1,266
                             Deferred      (8,430)     28,480
                                         ----------------------
                                          $16,338     $29,746
                                         ======================

Federal income tax approximates income tax expense expected utilizing the statutory federal income tax rate.

Significant components of deferred income taxes are as follows:



                                               DECEMBER 31
                                            1996         1995
                                         ----------------------

Deferred tax assets:
Loss reserves                              $18,871    $34,227
Depreciation and amortization               13,310     14,388
Market value adjustment on investments
  available for sale                         5,478      1,308
                                         ----------------------
                                            37,659     49,923

Deferred tax liabilities:
Deferred fee income                         10,625     13,696
Other                                       13,231     30,854
                                         ----------------------
                                            23,856     44,550
                                         ----------------------
Net deferred tax assets                    $13,803    $ 5,373
                                         ======================


9.  STOCK OPTIONS

    EMPLOYEE STOCK OPTIONS

    Options to purchase 28,500 shares of common stock on or before December 31, 1999 at a price of 120% of par value per share were granted to a majority shareholder of the Company by the Board of Directors in 1984. The exercise of these options is limited to 15% in any one year or 50% in any five year period, except 1999. At December 31, 1996, options granted but not exercised totaled 18,230.

                                 F I N A N C I A L S
-----------------------------------------------------------------------------


9.      STOCK OPTIONS (CONTINUED)

        EMPLOYEE STOCK OPTIONS (CONTINUED)

        On May 25, 1993, the stockholders approved an Employee Stock Option Plan authorizing the issuance of up to 150,000 shares of common stock for purchase by key employees. This plan gave the Board of Directors the authority to issue options from time-to-time to key employees, subject to approval by the Georgia Department of Banking and Finance. The Board has granted options under this plan to purchase 125,500 shares of common stock, exercisable within a period of 10 years at a price of $8.50 per share. During the year ended December 31, 1996, 50,500 options were granted under this plan. At December 31, 1996, 24,500 options were authorized but not yet granted. No options have been exercised under the plan, however, all outstanding options are fully vested as of December 31, 1996.

        Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123 "Accounting for Stock-Based Compensation", and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value in these options was estimated at the date of grant using the "minimum value" method allowed by the Statement. Pro forma net loss and loss per share was $117,904 and $.29 for the year ended December 31, 1996. The weighted average fair value of options granted during the year ended December 31, 1996 was $151,500. There were no options issued during the year ended December 31, 1995.


10.     RESERVE FOR CONTINGENCIES

        The Company is responsible for the maintenance and collection of cash, investments and loans in its fiduciary capacity. The reserve for contingencies of $157,000 and $348,632 as of December 31, 1996 and 1995, respectively, represents the amount that management considers adequate to provide for possible contingent losses resulting from its fiduciary responsibilities. While management uses available information to adequately reserve for potential contingent losses, future additions to the reserve may be necessary.

        Management conducts regular reviews of its responsibilities for the services it provides and considers the results in evaluating the reserve for contingencies and in preparing the financial statements. In the opinion of management, there are no contingent liabilities at December 31, 1996 that would have a material adverse effect on the Company's financial position or results of operations.


11.     DIVIDEND RESTRICTION

        No dividends may be paid without prior approval of the Company's regulatory agency.


12.     RELATED PARTY TRANSACTIONS

        Included in notes receivable at December 31, 1996 is an obligation comprised of professional fees incurred by the Company on behalf of a shareholder. The shareholder assumed the obligation and agreed to repay the Company the amount of $33,422 at a rate of 8.25%. This note was repaid on January 8, 1997. During 1996, legal fees of $73,956 were paid to the Company's legal counsel, who serves on the Company's Board of Directors. The Company entered into an operating lease arrangement for office space in a building owned by a shareholder of the Company. Payments under the noncancelable operating lease were $39,360 for the year ended December 31, 1996.